Exhibit (i)(2): Consent of Dechert, Counsel
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[LETTERHEAD]

             DECHERT                                   Direct Tel:  202.261.3377
                                                       John.Forst@dechert.com




September 29, 2000



SCM Investment Trust
107 North Washington Street
Post Office Box 4365
Rocky Mount, NC  27803-0365


Re: Post-Effective Amendment No. 2 to Registration Statement on Form N-1A for SCM Investment Trust ("Trust") (File Nos. 333-49831 and 811-08745)


Ladies and Gentlemen:


We hereby consent to the reference in the Trust's Statement of Additional Information to Dechert as counsel to the Trust and to the inclusion of this consent as an exhibit to Post-Effective Amendment No. 2 to the Trust's Registration Statement.



Very truly yours,

/S/ Dechert

Dechert